Exhibit 99.4

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Generations Bancorp NY, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Generations Bancorp NY, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion and reorganization, as well as other conditions and limitations described in the Generations Bancorp NY, Inc. Prospectus dated _______. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

•	Depositors of Generations Bank or Generations Commercial Bank with aggregate balances of at least $50 at the close of business on July 31, 2019;

•	Generations Bank’s Tax-Qualified Employee Benefit Plans;

•	Depositors of Generations Bank or Generations Commercial Bank with aggregate balances of at least $50 at the close of business on _________; and

•	Depositors of Generations Bank at the close of business on ______.

Community Offering

•	Residents of the New York Counties of Cayuga, Seneca, Ontario, and Orleans

•	Seneca-Cayuga Bancorp’s public stockholders as of the close of business on ______; and

•	General Public.

Thank you for your order,

GENERATIONS BANCORP NY, INC.

STOCK INFORMATION CENTER

1-XXX-XXX-XXXX

FINAL REMINDER PROXYGRAM (if needed)

[Generations Bank Letterhead]

(Depending on vote status and number of days until the special meeting of depositors, this may be mailed. It can be personalized, or it can be a short, non-personalized version printed on a postcard. Proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”).

YOUR BOARDS OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU JOIN THEM IN VOTING “FOR” THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of ________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

______________ (toll-free)

Monday - Friday

From 9:00 a.m. to 5:00 p.m., Eastern time

I appreciate your participation.

Sincerely,

Menzo D. Case

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by Generations Bank and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch.]

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on our

plan of conversion and reorganization (the “plan of conversion”).

✓	The plan of conversion will not result in changes to our staff or your account relationships with Generations Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your boards of directors unanimously recommends that you join them in voting “FOR” the plan of conversion.

If you have questions about voting, call our Information Center, toll-free, at __________,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. Our Information Center is closed on bank holidays.

[Generations Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

_________, _________

We are conducting an offering of shares of our common stock

UP TO 1,727,875 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

__________________.

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at _______,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Generations Bancorp NY, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call

______________,

our Independent Voting Agent,

at _______ (toll-free),

Monday through Friday,

From 9:00 a.m. to 5:00 p.m.

If you are unsure whether you voted already, please call.

Your vote will not be counted twice!

YOUR BOARDS OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU JOIN THEM IN VOTING

“FOR” the Plan of Conversion AND REORGANIZATION (the “Plan OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

THANK YOU!

[Generations Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our plan of conversion and reorganization. If you have more than one eligible deposit account, you may have received multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at _________, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

[Generations Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible depositors as of the close of business on __________ were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding our plan of conversion and reorganization (the “plan of conversion”).

If you received Proxy Cards but have not voted, please vote by mail or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the plan of conversion as unanimously recommended by our boards of directors. If you have questions about voting, please call our Information Center, toll-free, at _________, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible customers of Generations Bank and stockholders of Seneca-Cayuga Bancorp, each as of the close of business on ________were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding our plan of conversion and reorganization. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site.

CUSTOMERS VOTE HERE NOW myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

STOCKHOLDERS VOTE HERE NOW

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage customers to open their offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Menzo D. Case, President and Chief Executive Officer, of Generations Bank, calling with a quick message. Within the next few days, you should expect to receive from us one or more packages containing materials relating to our conversion and stock offering, which requests your vote on items of importance to our bank and our valued depositors. Please help us by opening each package and PROMPTLY voting on each proxy card received. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Generations Bank.”

EMAIL VOTE REMINDER – (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials.)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a Generations Bank depositor as of the close of business on ________, we recently sent you a large white envelope containing proxy materials requesting your vote on our plan of conversion and reorganization (the “plan of conversion”).

If you have not yet voted, please promptly vote each Proxy Card you received. There are no duplicate proxy cards! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION.

_________________

Do you have questions?

Please call our Information Center, toll-free, at _____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

We appreciate your participation.

{Generations Bank LOGO}

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some market areas]

GENERATIONS BANCORP NY, INC. [LOGO]

Proposed Holding Company for Generations Bank

UP TO 1,727,875 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Generations Bancorp NY, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Generations Bancorp NY, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern time, on ______________.

To receive a copy of the Prospectus and a Stock Order Form,

call our Stock Information Center, toll-free, at ______,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), our organization will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon the completion of the conversion, The Seneca Falls Savings Bank, MHC and Seneca-Cayuga Bancorp will cease to exist and Generations Bancorp NY, Inc. (“Generations Bancorp”) will become the successor corporation to Seneca-Cayuga Bancorp. The conversion will be completed by the merger of The Seneca Falls Savings Bank, MHC with and into Seneca-Cayuga Bancorp, followed by the merger of Seneca-Cayuga Bancorp with and into Generations Bancorp. In order to complete the conversion and stock offering, Generations Bancorp, newly formed to own Generations Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the stock offering and the plan of conversion.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must also receive approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your deposit accounts at Generations Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the instructions on the Proxy Card.

Our boards of directors unanimously recommends that you join them in voting “FOR” the plan of conversion.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at Generations Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our stock offering.

THE STOCK OFFERING:

As an eligible Generations Bank or Generations Commercial Bank depositor, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers.

Please read the enclosed materials carefully. If you are interested in subscribing for shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your original Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Generations Bank’s executive office located at 20 East Bayard Street, Seneca Falls, New York. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time on ________.If you are considering subscribing for stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Generations Bancorp stockholder. Thank you for your continued support as a Generations Bank or Generations Commercial Bank customer.

Sincerely,

[SIGNATURE]

Menzo D. Case

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at________________,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

M

Dear Valued Friend:

I am pleased to tell you about an investment opportunity. Generations Bancorp NY, Inc. (“Generations Bancorp”), newly formed to own Generations Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The stock offering is being conducted pursuant to a plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion from the mutual holding company corporate structure to the fully public stock holding company corporate structure.

Our records indicate that you were a depositor as of the close of business on either July 31, 2019 or________whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in subscribing for shares of Generations Bancorp common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your original Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Generations Bank’s executive office located at 20 East Bayard Street, Seneca Falls, New York. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time on _________. If you are considering subscribing for stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or subscribing for shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Generations Bancorp stockholder.

Sincerely,

[SIGNATURE]

Menzo D. Case

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at ______________,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Generations Bancorp NY, Inc. (“Generations Bancorp”), newly formed to own Generations Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The stock offering is being conducted pursuant to a plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion from the mutual holding company corporate structure to the fully public stock holding company corporate structure.

Please read the enclosed materials carefully before making an investment decision. If you are interested in subscribing for shares of Generations Bancorp common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your original Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Generations Bank’s executive office located at 20 East Bayard Street, Seneca Falls, New York. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time on _________. If you are considering subscribing for stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or subscribing for shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

Sincerely,

[SIGNATURE]

Menzo D. Case

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at ____________,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

C

CONTROL NUMBER PROXY CARD 4 Please vote by marking one of the boxes as shown.FORAGAINST 1. The approval of a plan of conversion and reorganization (the “plan of conversion”) whereby The Seneca Falls Savings Bank, MHC. and Seneca-Cayuga Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement; and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered. IF SIGNED AND DATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of The Seneca Falls Savings Bank, MHC at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney in fact or agents shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt of a Notice of Special Meeting and the Proxy Statement dated , prior to the execution of this proxy. x Signature (required) Date NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. ; FOLD AND DETACH THE PROXY VOTING CARD HERE ; YOUR PROMPT VOTE IS IMPORTANT! Internet and telephone voting are quick and simple ways to vote, available through [date and time] VOTE BY INTERNET MYPROXYVOTECOUNTS.COM Use the Internet to vote your proxy. Have your Proxy Card in hand when you access theOR website. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY TELEPHONE (Toll-free) (XXX)XXX-XXXX Use the touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. YouOR will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY MAIL ; Mark, sign and date your Proxy Card and return it in the postage paid Proxy Reply Envelope provided. If you vote by Internet or by Telephone, you do NOT need to return your Proxy Card by mail. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. PLEASE VOTE ALL PROXY CARDS RECEIVED. THERE ARE NO DUPLICATE PROXY CARDS.

REVOCABLE PROXY THE SENECA FALLS SAVINGS BANK, MHC SPECIAL MEETING OF MEMBERS [MEETING DATE AND TIME] The undersigned member of The Seneca Falls Savings Bank, MHC hereby appoints the boards of directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members (the “Meeting”) to be held at the executive office of Generations Bank located at , at p.m., Eastern time, on , and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as indicated on the reverse side. The boards of directors unanimously recommends voting “FOR” the plan of conversion. THE BOARDS OF DIRECTORS IS SOLICITING YOUR PROXY. THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARDS OF DIRECTORS. AT THE PRESENT TIME, THE BOARDS OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE SIMPLE INSTRUCTIONS ON THE REVERSE SIDE. (CONTINUED ON REVERSE SIDE) ; FOLD AND DETACH THE PROXY VOTING CARD HERE ; THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE PLAN OF CONVERSION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN OF CONVERSION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. THERE ARE NO DUPLICATE PROXY CARDS. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF GENERATIONS BANCORP NY, INC. COMMON STOCK IN THE OFFERING.

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by Generations Bancorp NY, Inc. as its selling agent in connection with the offering of Generations Bancorp common stock.

At the request of Generations Bancorp NY, Inc., we are enclosing materials regarding the offering of shares of Generations Bancorp NY, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT, YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

NONE OF THESE ARE DUPLICATES!

THANK YOU.

Questions?

Call our Stock Information Center, toll-free, at ______, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

PF

Questions and Answers

About Our Plan of

Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section.

GENERAL — THE CONVERSION

Our boards of directors has determined that the plan of conversion and offering are in the best interests of our organization, our depositors and the communities we serve.

Q.	What is the conversion and offering?

A.	Under our plan of conversion and reorganization (the “plan of conversion”), our organization will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. At June 30, 2020, Seneca Falls Savings Bank, MHC owned 60.1% of the common stock of Seneca-Cayuga Bancorp. The remaining 39.9% of the common stock was owned by public stockholders. As a result of the conversion and offering, our newly formed corporation, Generations Bancorp NY, Inc. (“Generations Bancorp”), will own Generations Bank. Shares of common stock of Generations Bancorp representing the majority ownership in Seneca-Cayuga Bancorp currently owned by The Seneca Falls Savings Bank, MHC, are being offered for sale in the stock offering.

At the completion of the conversion and stock offering, public stockholders of Seneca-Cayuga Bancorp will exchange their shares of common stock for newly issued shares of common stock of Generations Bancorp, maintaining their approximate percentage ownership in our organization immediately before the conversion and stock offering.

At the completion of the conversion and stock offering, 100% of the common stock of Generations Bancorp will be owned by public stockholders. Generations Bancorp will become the successor corporation to Seneca-Cayuga Bancorp and The Seneca Falls Savings Bank, MHC and Seneca-Cayuga Bancorp will cease to exist.

Q.	What are the reasons for the conversion and offering?

A.	Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

(i)	support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering; (ii) transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; (iii) improve the liquidity of our shares of common stock; and (iv) maximize shareholder value.

Q.	Is Generations Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. As of June 30, 2020, Generations Bank was considered “well capitalized” for regulatory purposes.

Q.	Will customers notice any change in Generations Bank’s day-to-day activities as a result of the conversion and offering?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our management and staff as a result of the conversion and stock offering. Generations Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

Depositors will no longer have voting rights in The Seneca Falls Savings Bank, MHC as to matters currently requiring such vote. The Seneca Falls Savings Bank, MHC and Seneca-Cayuga Bancorp will cease to exist after the conversion and stock offering. Only stockholders of Generations Bancorp will have voting rights after the conversion and stock offering.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion is also subject to approval by Seneca-Cayuga Bancorp’s stockholders and our eligible depositors.

Q.	Why should I vote “For” the plan of conversion?

A.	Your vote “For” the plan of conversion is extremely important to us. Each eligible Generations Bank depositor at the close of business on ________should have received a package containing a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of conversion. The plan of conversion cannot be implemented without stockholder and depositor approval.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the proxy cards that were sent to you. Our boards of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the plan of conversion.

Without sufficient favorable votes, we cannot complete the plan of conversion and stock offering.

Q.	How do I vote?

A.	Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes am I entitled to cast?

A.	Depositors at the close of business on ________ are entitled to cast one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit account at the close of business on_________, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND SUBSCRIBING FOR SHARES

Q.	How many shares are being offered for sale and at what price?

A.	Generations Bancorp is offering for sale between 1,277,125 and 1,727,875 shares at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to subscribe for shares in the stock offering?

A.	Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Generations Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority to:

Priority #1 — Depositors of Generations Bank or Generations Commercial Bank with aggregate balances of at least $50 at the close of business on July 31, 2019;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Generations Bank or Generations Commercial Bank with aggregate balances of at least $50 at the close of business on _________; and

Priority #4 — Depositors of Generations Bank at the close of business on ________.

Shares not subscribed for in the Subscription Offering may be offered for sale to the public in a Community Offering, with a first preference given to natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Seneca, Ontario and Orleans, and then to Seneca-Cayuga Bancorp’s public stockholders at the close of business on ________. Any remaining shares may be offered for sale to members of the general public.

Shares not subscribed for in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s).

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the stock offering.

Q.	How may I subscribe for shares during the Subscription and Community Offerings?

A.	Shares can be subscribed for by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Generations Bank’s executive office located at 20 East Bayard Street, Seneca Falls, New York. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail Stock Order Forms to Generations Bank’s offices.

Q.	What is the deadline for submitting Stock Order Forms?

A.	To subscribe for shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, made payable directly to Generations Bancorp. These will be deposited upon receipt. We cannot accept wires or third party checks. Generations Bank or Generations Commercial Bank line of credit checks may not be remitted for payment. Please do not mail cash!

(2)	By authorized withdrawal of funds from your Generations Bank or Generations Commercial Bank deposit account(s). The Stock Order Form section entitled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Generations Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.10% per annum from the date we process your payment until the completion of the conversion and stock offering. At that time, you will be issued a check for interest earned on funds. If you pay for shares by authorizing a direct withdrawal from your Generations Bank or Generations Commercial Bank deposit account(s), your funds will continue earning interest within the account, at the account’s contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or individuals acting through a single qualifying account held jointly is 30,000 shares ($300,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 60,000 shares ($600,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my Generations Bank individual retirement account (“IRA”) to purchase shares?

A.	Yes. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Generations Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the _________ offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I get a loan from Generations Bank to pay for shares?

A.	No. By regulation, Generations Bank may not extend a loan for the purchase of Generations Bancorp common stock in the stock offering. Similarly, you may not use existing Generations Bank or Generations Commercial Bank line of credit checks to purchase stock in the offering.

Q.	May I change my mind about ordering stock after I submit my stock order?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond _______ or the number of shares of common stock to be sold is increased to more than 1,727,875 shares or decreased to less than shares 1,277,125 shares.

Q.	Are directors and executive officers of Generations Bank planning to subscribe for the stock?

A.	Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 45,700 shares ($457,000) representing approximately 3.6% of the shares to be sold at the minimum of the offering range.

Q.	Will the stock be insured?

A.	No. Like any common stock, Generations Bancorp common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	Historically and in recent years Seneca-Cayuga Bancorp has not paid dividends to its shareholders and we do not currently intend to pay dividends on our common stock following completion of the stock offering. In the unlikely event that we do determine to pay dividends in the future, the payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions.

Q.	How will Generations Bancorp shares trade?

A.	Upon completion of the conversion, Generations Bancorp shares will replace the existing shares of Seneca-Cayuga Bancorp. The existing shares of Seneca-Cayuga Bancorp currently are quoted on the OTC Pink Marketplace under the symbol “SCAY.” Generations Bancorp has applied to list its common stock on the Nasdaq Capital Market under the symbol “GBNY.” Once the shares of Generations Bancorp have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Generations Bancorp shares in the future.

Q.	If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A.	All shares of Generations Bancorp common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.	The outstanding shares of Seneca-Cayuga Bancorp common stock held by public stockholders on the completion date of the conversion and offering will be exchanged for newly issued shares of Generations Bancorp common stock. The number of shares of Generations Bancorp common stock to be received by stockholders will depend on the number of shares sold in the stock offering. Although the shares of Generations Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at ______, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED,

PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

You may vote by mail using the enclosed envelope, or by telephone or Internet by following the voting instructions on the Proxy Card.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION

(THE “PLAN OF CONVERSION”).

You may receive a courtesy telephone call. Please feel free to ask questions.

______________________

Your boards of directors urges you to vote “FOR” the plan of conversion.

______________________

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF

COMMON STOCK DURING THE OFFERING, NOR DOES IT AFFECT

YOUR GENERATIONS BANK OR GENERATIONS COMMERCIAL

BANK DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at ___________

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

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PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you, please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or by telephone or Internet by following the voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARDS OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING THE STOCK OFFERING.

THE CONVERSION AND OFFERING WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS AT GENERATIONS BANK OR GENERATIONS COMMERCIAL BANK. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. There are no duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at __________ 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

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